Exhibit 16.1

March 16, 2015	Grant Thornton LLP One Cleveland Center 1375 E. 9th Street, Suite 1500 Cleveland, OH 44114-1718 T 216.771.1400 F 216.771.1409 GrantThornton.com linkd.in/GrantThorntonUS
U.S. Securities and Exchange Commission Office of the Chief Accountant 100 F Street, NE	twitter.com/ GrantThorntonUS

Washington, DC 20549

Re:	Westmoreland Resource Partners, LP

File No. 001-34815

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Westmoreland Resource Partners, LP dated March 16, 2015, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP

Grant Thornton LLP

U.S. member firm of Grant Thornton International Ltd